Exhibit 4.21.4

APPENDIX NO. 3
to Agency Agreement

No. 6/23/1936 dt. 24 July 2006

Operator’s Agency Report

Under Contract No.                   dt.

for                              month (reporting period) of

Form 1. Operator’s Report on Telecommunications agreements entered into with Users during the Reporting Period pursuant to Paragraph 2.1.2. of this Agreement.

Number of new agreements entered into with Telecommunication Services Users	Legal entities	Total

Number of agreements as of the beginning of the Reporting Period
Number of agreements entered into in the Reporting Period
Number of agreements entered as of the end of the Reporting Period

Form 2. Operator’s Report on Agency Agreements entered into with Associated Operators during the Reporting Period pursuant to para. 2.1.1.   of this Agreement.

	Number of agreements entered into with Associated Operators	Total

1	Form 1 (Appendix 1)-based

1.1.	Number of agreements entered as of the beginning of the Reporting Period
1.2.	Number of agreements entered into in the Reporting Period
1.3.	Number of agreements entered as of the end of the Reporting Period

2.	Form 2 (Appendix 1)-based

2.1.	Number of agreements entered as of the beginning of the Reporting Period
2.2.	Number of agreements entered into in the Reporting Period
2.3.	Number of agreements entered as of the end of the Reporting Period
3.	Total number of agreements with Associated Operators entered into during the Reporting Period

Form 3. List of Associated Operators with whom agency agreement have been entered into in the manner prescribed by para. 2.1.1. of this Agreement.

Ref. No.	Associated Operator’s trade name	Agreement form	Date of entry	Number of agreement

154

Form 4. Determination of fee for agreements entered into with Users – Legal Entities during the Reporting Period

Ref. No.	Corporate user name (user – legal entity)	INN	Bill-to party’s unique identifier (to fill out, use algorithm described in notes to forms provided in Appendix No. 4 to the Assistance Agreement)	Revenue earned in service provision by Rostelecom during the Reporting Period, in RUR (net of VAT)	Agency fee fixed component RUR	Agency fee variable component, %	Agency fee variable component, RUR	Agent’s fee, RUR (net of VAT)

Form 5. Number of agreements entered into during the Reporting Period pursuant to paras 2.1.1.  and 2.1.2. of the Agreement

Agreements entered into during Reporting Period	Total entered into during Reporting	Fee due for agreements entered into, in RUR	Total amount, in RUR, net of
	Period		VAT
With Users
With Associated Operators

Operator’s fee is RUR                                                 net of VAT

VAT amount @ 18% is RUR

Total Operator’s fee is RUR                                                   including VAT

OAO Rostelecom:	Operator:
General Director	General Director
OAO Rostelecom	OJSC VolgaTelecom

D.Ye. Yerokhin	S.V. Omelchenko
2006	2006
Seal here	Seal here

155